Exhibit 10(zzzzz)

MASTER SERVICES AGREEMENT

This Master Service Agreement (the “Agreement”) effective June 1, 2005 (the “Effective Date”) is entered into by and between Access Worldwide Communications, Inc., a Delaware corporation with its principal offices at 4950 Communication Avenue, Suite 300, Boca Raton, FL 33431 (“ACCESS”) and E*TRADE Financial Corporation, 671 North Glebe Road, Arlington, Virginia 22203 (“COMPANY”).

ACCESS and COMPANY shall be referred to individually as the party and collectively as the parties.

RECITALS

WHEREAS, COMPANY is willing to appoint, upon the terms and conditions of this Agreement, ACCESS as a non-exclusive representative to provide the Services, defined in Section 1.3 below, and

WHEREAS, ACCESS desires to accept such appointment, upon the terms and conditions of this Agreement, and

WHEREAS, ACCESS hereby agrees to perform any and all Services (defined below) set forth in any Scope of Work (defined below).

NOW, THEREFORE, in consideration of the mutual promises herein, and intending to be legally bound hereby, the parties agree as follows:

1. DEFINITIONS.

1.1 Customers. “Customers” means all commercial and residential users of any products or services provided by Customer.

1.2 Price. “Price” means the price for the Services as set forth in a Scope of Work.

1.3 Scope of Work. “Scope of Work” means any document signed by both parties and identified to the Agreement, describing Services to be performed hereunder. Any Scope of Work entered into by the parties shall constitute a separate and distinct contract between the parties, it being understood and agreed, however, that the terms and conditions of the Agreement shall be deemed incorporated by reference into this, and any additional Scope of Work, and shall take precedence over any contrary or inconsistent terms and conditions appearing or referred to in any such Scope of Work, unless the Scope of Work explicitly states otherwise. No such contrary or inconsistent terms and conditions, nor any contrary, inconsistent or additional terms in any document issued by either party shall become part of any such contract unless accepted in writing by the parties.

1.4 Services. “Services” shall mean the services described in Exhibit A, the Scope of Work, attached hereto, and any additional Scope of Work issued from time to time during the term of the Agreement. Each such Scope of Work shall constitute a separate and distinct contract between the parties, it being understood and agreed, however, that the terms and conditions of this Agreement shall be deemed incorporated by reference into each such Scope of Work and shall take precedence over any contrary or inconsistent terms and conditions appearing or referred to in any such Scope of Work, unless the Scope of Work explicitly states otherwise. No such contrary or inconsistent terms and conditions, nor any contrary, inconsistent or additional terms in any document issued by either party shall become part of any such contract unless accepted in writing by the parties. Scopes of Work will not be effective unless and until signed by authorized representatives of each party.

2. APPOINTMENT.

2.1 COMPANY hereby appoints ACCESS as a non-exclusive representative to provide the Services.

2.2 ACCESS acknowledges and agrees that COMPANY may enter into arrangements with other entities to provide the Services under this Agreement.

3. TERM.

3.1 The initial term of this Agreement shall commence on June 1, 2005 and, unless sooner terminated as provided herein, shall terminate twelve (12) month(s) later on June 9, 2006 (“Initial Term”). This Agreement shall be automatically renewed for additional twelve (12) month term(s) (each a “Renewal Term”) unless (a) either party gives the other written notice of its intent not to renew at least thirty (30) days prior to the expiration of the initial or any renewal term or (b) this Agreement is otherwise terminated in accordance with its terms. COMPANY may terminate this Agreement upon thirty (30) days prior written notice with or without cause during the Initial Term or any Renewal Term. Except as otherwise set forth in the applicable Scope of Work, said Scope of Work shall terminate upon the expiration or termination of this Agreement.

4. OBLIGATIONS OF ACCESS.

4.1 ACCESS represents and warrants that (a) in providing the Services, ACCESS shall act in accordance, in all material respects, with all laws, statutes, and ordinances and all rules, regulations, and orders of courts of competent jurisdiction and regulatory and other governmental authorities (including, but not limited to the Telephone Consumer Protection Act, Telemarketing Sales Rule and any other individual state telemarketing and/or “Do Not Call” Regulations) to the extent such laws, statutes, ordinances, orders, rules and regulations are applicable to the Services; (b) ACCESS shall further comply with all reasonable requirements, rules and guidelines of COMPANY, provided such requirements, rules and guidelines are provided to ACCESS in writing and with advance notice but only to the extent they are applicable to the activities of ACCESS under the Agreement; (c) ACCESS shall act in a lawful, ethical and honest manner at all times in promoting, marketing or soliciting orders, or procuring subscriptions from, Customers for the Services; ACCESS will perform all Services in the United States unless COMPANY agrees otherwise in writing to another arrangement; other than by engaging in the activities described in any Scope of Work, ACCESS, its affiliates, employees, agents and sub-contractors will not (i) recommend or endorse specific securities or banking products; (ii) become involved in the financial services offered by COMPANY, including, without limitation, by: (A) opening, approving, maintaining, administering, or closing Customer accounts with COMPANY; (B) soliciting, processing, or facilitating transactions relating to Customer accounts with COMPANY; (C) extending credit to any Customer for the purpose of purchasing securities through, or carrying securities with, COMPANY; (D) answering Customer inquiries or engaging in negotiations involving brokerage accounts or securities transactions, or bank accounts; (E) accepting Customer securities orders, selecting among broker-dealers or routing orders to markets for COMPANY execution; (F) handling funds or securities of Customers, or effecting clearance or settlement of Customer securities trades; or (G) resolving or attempting to resolve any problems, discrepancies, or disputes involving Customer accounts or related transactions.

4.2 ACCESS shall use its commercially reasonable resources at all times to provide prompt and efficient services levels that the parties mutually agree are adequate to provide the Services. Without limiting the foregoing or any other service level requirements herein, in the event that any scripting, logging, routing, data processing, or data transmission errors or omissions occur as a direct result of an act or omission of ACCESS, ACCESS shall, without prejudice to any other rights or remedies of COMPANY, resolve such errors as promptly as practicable.

4.3 ACCESS represents and warrants that (a) it shall not use any advertising or promotional materials to promote, market and solicit orders for the Services, whether in print or other media, unless and until such materials have been pre-approved by COMPANY in writing and (b) ACCESS shall only make such claims regarding or relating to the Services as are transmitted to it by COMPANY or otherwise contained in advertising or promotional materials that are provided or approved by COMPANY.

4.4 ACCESS shall provide the Services only in the name of, on behalf of, and at such prices, terms and conditions authorized by, COMPANY or otherwise in accordance with the terms of this Agreement.

4.5 ACCESS shall cooperate in a commercially reasonable manner with COMPANY in resolving any Customer complaints received by COMPANY or the COMPANY regarding ACCESS’s actions in promoting, marketing or soliciting orders for Services.

4.6 ACCESS shall employ and train such personnel or increase capacity or supervision as is reasonably necessary to ensure that the Services are performed with due care, in a professional manner, and in accordance with commercially reasonable industry standards.

4.7 ACCESS represents and warrants that its performance of the Services hereunder shall not, to the best of its knowledge, violate the patent, trademark, copyright, trade secret or other personal or proprietary rights of any third party.

4.8 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ACCESS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE SERVICES, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5. OBLIGATIONS OF COMPANY.

5.1 COMPANY agrees that all information relating to the pricing of ACCESS shall be deemed confidential information and shall not be disclosed to any third party other than COMPANY’s affiliates and ACCESS’.

5.2 COMPANY represents and warrants that, COMPANY is solely responsible for the content and representations of all COMPANY and other materials provided by COMPANY to Customers.

5.3 COMPANY agrees to provide scripts, literature and other written communications to the extent specified in the relevant Scope of Work.

5.4 To the extent commercially reasonable, COMPANY will provide data feed and report specifications, data and statistical definitions, data validation rules, communication specifications, list management parameters, media plans and/or call forecast and any special hardware or software requirements prior to ACCESS engaging in the setup of the Services.

5.5 COMPANY represents and warrants that (a) all calling scripts, solicitations and products created or provided by COMPANY and associated with this Agreement shall comply, in all material respects, with all applicable Federal, state and local laws and regulations (including, but not limited to, rules and regulations of the Food and Drug Administration).

5.6 COMPANY represents and warrants that any materials provided by COMPANY to ACCESS in connection with this Agreement shall not violate, to the best of its knowledge, the patent, trademark, copyright, trade secret or other personal or proprietary rights of any third party.

5.7 Sections 5.1, 5.5 and 5.6 will survive the term of this Agreement.

5.8 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, COMPANY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING ITS PERFORMANCE HEREUNDER, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. PAYMENT

ACCESS will invoice the COMPANY on a monthly basis for sales and services provided during the previous month as outlined in the relevant Scope of Work (‘Payment”). Invoices are payable in US Dollars and undisputed invoices are due within thirty (30) days of the date of receipt of the invoice.

7. USE OF COMPANY/ACCESS NAME

7.1 Neither party will, without the other party’s prior written consent, make any news release, public announcement, denial or confirmation of this Agreement, its value, or its terms and conditions, or in any manner advertise or publish the fact of this Agreement or use either party’s name, trademarks, or logos in any manner, including without limitation, on customer lists or in verbal/written presentations without the prior written permission of the non-disclosing party. Nothing in this Agreement is intended to imply that either party agrees to any publicity whatsoever, and either party may, in its sole discretion, withhold its consent to any publicity.

8. INDEPENDENT CONTRACTOR.

8.1 This Agreement does not constitute ACCESS as a legal representative, joint venturer, partner or employee of COMPANY for any purpose. Other than actions authorized under this Agreement, ACCESS is not authorized to make any contract, agreement, warranty, statement or representation or to take any other action which could be deemed to establish an apparent relationship of agency, joint venture, partnership or employment with COMPANY. Except with respect to authorized actions taken pursuant to this Agreement, COMPANY shall not be bound in any manner by any contract, agreement, warranty, statement, or representation made by ACCESS to any other person or by any other action by ACCESS. COMPANY shall have no control over ACCESS’s employees; including the terms and conditions of their employment, or over ACCESS’s methods of doing business except as set forth herein. COMPANY and ACCESS agree that neither shall undertake any action, or purposely fail to take any action, which would imply or otherwise mislead any third party, including, but not limited to, the public-at-large, that the COMPANY and ACCESS have formed or otherwise established a business relationship or combination other than that specifically described in this Section 8.

8.2 ACCESS, its agents or employees, shall not be entitled to participate in or receive any benefit or right as an employee under any COMPANY benefit plans, including, but not limited to, employee insurance, pension, or security plans, as a result of entering into this Agreement.

8.3 ACCESS further agrees that it will make no representation with respect to its relationship with COMPANY except to state that it is authorized by COMPANY to perform the Services as an independent contractor hereunder.

8.4 In the event that COMPANY requests ACCESS to travel on COMPANY’s behalf or to otherwise make itself available to COMPANY at any off-site location, COMPANY shall be responsible for any and all reasonable, pre-approved, documented expenses incurred by ACCESS in performing its duties hereunder, including, but not limited to, all transportation, lodging and meal expenses.

9. INDEMNIFICATION

9.1 Both COMPANY and ACCESS (“Indemnitor”) shall indemnify, defend and hold harmless the other party, its officers, directors, employees, members and agents (the “Indemnified Party(s)”) from and against any and all third party losses, liabilities, claims, obligations, including without limitation any proceeding, investigation or claim by a self-regulatory organization, state or federal securities agency or commission, (each an “Action”), and all costs and expenses (including, without limitation, reasonable attorneys’ fees) which result from, arise in connection with, or are related in any way to: (i) any misrepresentation or breach by either party of any of either party’s representations, warranties or obligations set forth herein; (ii) the negligence, misrepresentation, or error or omission of either party or representatives of either party, including, but not limited to, any claim of damages brought or sought against either party by any Customers with respect to the manner in which ACCESS or COMPANY conducts its promotion, marketing and solicitation of orders for the Services; and/or (iii) the infringement or alleged infringement of any intellectual property right of any third party; provided that (a) the Indemnitor is promptly notified in writing of such Action, (b) the Indemnitor shall have the sole control of the defense and/or settlement thereof, (c) the Indemnified Party furnishes to the Indemnitor, on request, information available to the Indemnified Party for such defense, and (d) the Indemnified Party cooperates in any defense and/or settlement thereof as long as the Indemnitor pays all of the Indemnified Party’s reasonable out of pocket expenses and attorneys’ fees. No settlement or compromise that imposes any liability or obligation on any Indemnified Party, other than a payment, cessation of use, or return of any infringing item, or that does not contain a complete waiver and release of all related claims and liability shall be made without such Indemnified Party’s prior written consent. The obligations of this Section 9 shall survive the termination of this Agreement

10. ASSIGNMENT.

10.1 ACCESS may not assign its rights, obligations, or interest under this Agreement to any unaffiliated third party without the prior written consent of COMPANY.

10.2 COMPANY may not assign its rights, obligations, or interest under this Agreement to any unaffiliated third party without prior written consent of ACCESS; provided however, COMPANY may assign its rights, obligations, and interest under this Agreement to an entity acquiring all or substantially all of its assets or business, or to an entity controlled by, controlling, or under the common control of, COMPANY.

11. TERMINATION AND TRANSITION.

11.1 COMPANY may terminate this Agreement or any Scope of Work with or without cause, upon thirty (30) days prior written notice to ACCESS. COMPANY shall pay for all services and expenses to said date of termination.

11.2 Either party may terminate this Agreement or any Scope of Work upon breach by the other party of any material covenant, term, or condition of this Agreement, if such breach is not cured within Ten (10) business days after written notice thereof.

11.3 Either party may terminate this Agreement upon the institution of any proceeding for relief under the Bankruptcy Code or if such proceeding is instituted against either party, if either party becomes insolvent, if a receiver (permanent or temporary) of either party’s property or any part thereof is appointed by a court of competent authority, if either party makes a general assignment for the benefit of creditors, or if execution is levied against either party’s assets and such levy or suit is nor dismissed within ten (10) days thereafter.

11.4 Upon termination or expiration of this Agreement or any Scope of Work for any reason, (i) the rights to payment and the obligations of either party that have come due before termination will continue in full force and effect; (ii) COMPANY shall within thirty (30) days pay ACCESS all undisputed monies owed to it, including, but not limited to, all Service fees as outlined in the relevant Scope of Work, under the Agreement; and (iii) ACCESS shall immediately return to COMPANY all materials, including, but not limited to, manuals, sales contracts, promotional or marketing materials, demonstration materials, and other sales aids supplied to ACCESS by COMPANY or relating to ACCESS’s performance of Services under this Agreement.

11.5 Transitional Services: Upon termination of the Services by either party, ACCESS will, at COMPANY’s written request, provide to COMPANY such transitional services as are reasonably necessary to permit COMPANY to transfer promptly the performance of the Services to COMPANY’s own personnel and/or to another provider or providers, such as, by way of example, (i) the orderly delivery to COMPANY of all COMPANY Property (as defined below), including, without limitation, COMPANY’s databases in suitable form, fulfillment materials, business reply cards and all other material, (ii) the continuation and reduction (i.e., “ramp-down”) of Services as necessary to minimize disruption, (iii) training or support services, and (iv) assignment and transfer, as directed by COMPANY, of all Telephone Numbers (as defined below). The parties will reasonably and in good faith negotiate a reasonable schedule, scope and cost for all transitional services to be provided. Once COMPANY and ACCESS have reached agreement on the nature, scope, timeframe and “ramp down” schedule of all transitional services, ACCESS shall provide to COMPANY an estimate of the entire cost thereof, which cost shall be based, when applicable, on the pricing schedules as defined and set forth in the relevant Scope of Work; or for services not included in the pricing schedules as mutually agreed to by the parties. On a monthly basis, ACCESS shall deliver to COMPANY reasonably detailed invoices covering all transitional services for the prior month and all Services performed through the effective date of termination not previously invoiced, which shall be prepared based upon all of the rates and charges contained in ACCESS’ estimate or if not included in the estimate, a Scope of Work. COMPANY shall pay such invoices in accordance with the terms of this Agreement.

11.6 Neither termination nor expiration of this Agreement shall relieve either party of liabilities previously accrued hereunder or any liability, obligation or agreement which is to survive or be performed after such termination or expiration.

11.7 Section 11.4, 11.5 and 11.6 above shall survive the termination of this Agreement.

12. LIMITATION OF LIABILITY.

12.1 IN NO EVENT SHALL EITHER PARTY BE HELD RESPONSIBLE TO THE OTHER PARTY FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER FORMS OF INDIRECT DAMAGES INCURRED FOR ANY ACT OR FAILURE TO ACT UNDER THIS AGREEMENT OR BY REASON OF THE EXPIRATION OR TERMINATION OF THIS AGREEMENT EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, REGARDLESS OF THE FORM OF ACTION IN WHICH SUCH LIABILITY IS ASSERTED. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR COMPENSATION, REIMBURSEMENT OR DAMAGE OF ANY KIND ON ACCOUNT OF LOST PROFITS ON ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF THE OTHER PARTY.

12.2 IN NO EVENT SHALL EITHER PARTY’S LIABILITY TO THE OTHER PARTY IN ANY YEAR OF THE TERM OF THIS AGREEMENT EXCEED THE GREATER OF TWO MILLION DOLLARS ($2,000,000) OR THE TOTAL SERVICE FEES INCURRED BY COMPANY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE LIMITS ON LIABILITY SHALL NOT APPLY TO (i) COMPANY’S PAYMENT OBLIGATIONS UNDER THIS AGREEMENT, (ii) LIABILITY OF EITHER PARTY ARISING OUT OF FRAUD, NEGLIGENCE, WILLFUL MISCONDUCT OR ILLEGAL ACTS ON THE PART OF SUCH PARTY OR ITS EMPLOYEES, OR AGENTS, (iii) CLAIMS OF DEATH OR INJURY TO PERSONS OR DAMAGE TO PROPERTY, (iv) SECTION 9, INDEMNIFICATION, OF THIS AGREEMENT, COVERING THIRD PARTY CLAIMS, OR (v) DAMAGES INCURRED DUE TO BREACH BY EITHER PARTY OF ITS OBLIGATIONS REGARDING CONFIDENTIALITY.

13. CONFIDENTIALITY.

13.1 ACCESS acknowledges that, in the course of promoting and selling Services and performing its duties under this Agreement, it may obtain non-public information relating to COMPANY and its products and services (“COMPANY Confidential Information”). Such COMPANY Confidential Information shall include, but not be limited to, Customer Information, trade secrets, pricing and discount schedules, customer lists, financial information, sales and marketing plans and all information pertaining to Customers and the COMPANY. Without limiting the foregoing, COMPANY Confidential Information shall also include all information contained in all databases developed and/or maintained by ACCESS on behalf COMPANY or the COMPANY.

13.2 Except as COMPANY may expressly allow in writing or except pursuant to a valid court order or as otherwise required by law, ACCESS shall at all times keep and hold the COMPANY Confidential Information in the strictest confidences, and shall not use such information for any purpose other than as may be reasonably necessary in connection with this Agreement. Except as set forth herein, ACCESS shall not disclose any COMPANY Confidential Information to any person or entity, other than such ACCESS employees or consultants as may be reasonably necessary for purpose of performing its duties hereunder and who have agreed in writing to be bound by the terms of this Agreement. ACCESS agrees it is fully liable for any breach of this Section 13 by its employees or consultants.

13.3 COMPANY acknowledges that, it may obtain non-public information relating to ACCESS and its Services which COMPANY knows or has reason to know is of a confidential and/or proprietary nature (“ACCESS Confidential Information”). Such ACCESS Confidential Information shall include, but not be limited to, trade secrets, computer software and programs (including, but not limited to, mathematical equations, algorithms and datebase schema), pricing and discount schedules, customer lists, financial information, sales, and marketing plans.

13.4 Except as ACCESS may expressly allow in writing or except pursuant to a valid court order or as otherwise required by law, COMPANY shall at all times keep and hold the ACCESS Confidential Information in the strictest confidences, and shall not use such information for any purposes other than as may be reasonably necessary in connection with this Agreement. Except as set forth herein, COMPANY shall not disclose any ACCESS Confidential Information to any person or entity, other than its employees or consultants as may be reasonably necessary for purposes of performing its duties hereunder , and who are bound by confidentiality obligations consistent with, and at least as restrictive as those provided herein. COMPANY agrees to be liable for any breach of this Section 13 by its employees or subcontractors.

13.5 ACCESS recognizes that to the extent necessary to effect, administer, enforce or otherwise perform its obligations hereunder, COMPANY may disclose to ACCESS, or ACCESS may otherwise obtain, Customer Information (as defined below). Such disclosure, as well as any subsequent use and/or redisclosure, of Customer Information shall only be made for the foregoing purposes and in conformance with applicable law. When used in this Agreement, the term “Customer Information” shall mean all nonpublic personal information about Customers or COMPANY’s consumers which may be provided to, acquired by, or accessed by, ACCESS, from time to time, including without limitation, name, address, telephone number, e-mail address and social security number. ACCESS on behalf of itself and its employees, officers, directors, affiliates and agents, hereby agrees that Customer Information made available to it will not be disclosed or made available to any third party, agent or employee for any reason whatsoever, other than with respect to: (a) its employees on a “need to know” basis, provided that such are subject to a confidentiality agreement which shall be consistent with and no less restrictive than the provisions of this subsection and of Section 13 generally; provided that ACCESS uses best efforts to cause such parties to maintain the confidentiality of the Customer Information; and (b) as required by law or as otherwise permitted by this Agreement or the Financial Services Modernization Act of 1999 (Gramm-Leach-Bliley Act or “GLBA”) regarding ‘Privacy’ of ‘non-public personal information’ as stated in Title V of that Act and promulgated by the Federal Reserve Board in Regulation P, either during the term of this Agreement or after the termination of this Agreement, provided that, prior to any disclosure of Customer Information as required by law, ACCESS shall (i) not disclose any such information until it has notified COMPANY of all, if any, actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure immediately upon becoming so obligated, and (ii) cooperates to the fullest extent possible with COMPANY’s lawful efforts to resist, limit or delay disclosure. To the extent this subsection is consistent with Section 13 generally, Customer

Information will be considered COMPANY Confidential Information. Upon termination or expiration of this Agreement, ACCESS will promptly return or destroy all Customer Information in its possession, and if destroyed, will certify to COMPANY in writing that such Customer Information has been destroyed.

13.6 The obligations of this Section 13 shall survive the termination or expiration of this Agreement.

14. RIGHTS IN WORK PRODUCT.

14.1 Any materials, including, without limitation all data, materials, concepts, techniques, plans, designs, methodologies, procedures, programs, approaches, ideas, know-how, computer software, and technology and other materials or Confidential Information (collectively, “Property”) supplied by COMPANY to ACCESS, remains, as between ACCESS and COMPANY, the sole property of COMPANY (“COMPANY Property”). COMPANY shall own all right, title and interest in and to any Property developed by ACCESS that was specifically requested by, and paid for by, COMPANY. This provision shall survive the termination or expiration of this Agreement.

14.2 All ACCESS Confidential Information, and all other intellectual property rights belonging to ACCESS as of the date of this Agreement (“Pre-Existing Rights”) shall remain the sole and exclusive property of ACCESS. This provision shall survive the termination or expiration of this Agreement.

14.3 ACCESS agrees that, a) At COMPANY’s request, ACCESS shall work with COMPANY in developing scripts for inbound and outbound programs (“Scripts”) and shall submit all Scripts to COMPANY for COMPANY’s written approval prior to use; b) ACCESS shall ensure that its employees and representatives adhere to all Scripts approved for use in the provision of Services and that all Scripts in all agent materials, including, without limitation, on each employee’s desktop PC screen, are accurate; c) ACCESS shall advise COMPANY of all non-routine or unusual customer or trade inquiries; d) ACCESS shall maintain a so-called “Do Not Call List” specifically for COMPANY, in accordance with the Telemarketing Sales Rules and it shall honor all do not call requests; and e) Subject to being provided with advance written copies thereof, it shall comply with all reasonable telemarketing guidelines or business policies developed by COMPANY or its COMPANY. For the avoidance of doubt, the foregoing is intended to be illustrative and not exhaustive.

15. MISCELLANEOUS.

15.1 Notices. All notices or other communications made pursuant to this Agreement shall be in writing and shall be made by certified mail (return receipt requested), by a reputable overnight delivery service or personal delivery to the following on behalf of the respective parties:

If to COMPANY at its address above:

Attention: Jeannine Greene

With a copy to:

Chief Legal Officer

671 North Glebe Road

Arlington, VA 22203

If to ACCESS:

Access Worldwide Communications, Inc.

TelAc Teleservices Group

1800 Fort Myer Drive

4th Floor

Arlington, Virginia 22209

Attn: Georges André

With a copy to:

Access Worldwide Communications, Inc.

4950 Communications Avenue, Suite 300

Boca Raton, FL 33431

Attention: Corporate Counsel

15.2 Waiver. No course of dealing or failure of either party to strictly enforce the terms of this Agreement will be construed as a waiver of the future performance of that term or condition.

15.3 Excusable Delay. Any event that prevents either party from performing its obligations hereunder, that is beyond the reasonable control, and without the fault or negligence of the party so prevented, shall constitute an excusable delay. In such event, the performance obligations of the parties hereunder shall be suspended and the terms of this Agreement shall be extended for the period of time equal to the length of the excusable delay, provided, however, the delayed party shall promptly notify the other party of the nature of such delay and the estimated time that the delay will continue. In the event any delay continues for more than thirty (30) days, and such delay has material adverse impact on the other party, such other party may, at its option, terminate this Agreement by written notice.

15.4 Insurance. Without limiting ACCESS’ indemnification of COMPANY, ACCESS shall at all times during the term of this Agreement and any extended terms thereof, provide and maintain at its own expense, the following types of insurance, with limits of liability not less than those specified below:

	Coverage	Minimum Amounts/Limits
I	Worker’s Compensation	Statutory requirements of location of work
II	Employer’s Liability	$1,000,000 each accident as respects bodily injury; $1,000,000 each employee and policy limit, as respects disease.
III	General Liability	$2,000,000 each occurrence, Combined Single Limit as respects bodily injury and property damage.

IV	Automobile Liability	$1,000,000 each occurrence, Combined Single Limit, as respects bodily injury and property damage.

Before commencing performance of this Agreement, ACCESS shall provide COMPANY with Certificates of Insurance evidencing the above coverages, and listing COMPANY as additional insured. COMPANY will not maintain any insurance on behalf of ACCESS unless otherwise stated in this Agreement.

16. LAW.

This Agreement and any exhibits and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware as applied to agreements executed and to be performed exclusively within such state, without regard to choice of law principles. The undersigned irrevocably agree that any dispute between the undersigned will be resolved exclusively in a court of competent jurisdiction located in the defendant’s location unless both parties otherwise agree in writing. Both parties further irrevocably consent to the personal jurisdiction and venue of any such court and to service of process in any such action by certified mail, return receipt requested or by any means giving actual notice of such process to such party.

17. ENTIRE AGREEMENT.

This Agreement including the Exhibits hereto contain the entire and only agreement between the parties with respect to the subject matter hereof. Any representations, promises, or conditions in connection herewith not incorporated herein or therein shall not be binding on either party. This Agreement supersedes all prior understandings, representations, negotiations, promises, and agreements relative to the subject matter hereof. No modification of this Agreement or any of its provisions shall be binding unless made in writing and signed by an authorized representative of each party.

18. BOOKS AND RECORDS.

ACCESS will maintain complete and accurate books, records and accounts of all contracts, papers, correspondence, contacts, invoices and other information in connection with its performance of the Services. COMPANY, through its employees, its legal counsel, and its certified public accountants, shall be entitled to make such examination of the books and records of ACCESS as shall be reasonably necessary to verify the information set forth in any invoice and to ensure ACCESS’s compliance with the terms of this Agreement. Any such examination shall be made during normal business hours upon five (5) business day notice with the full cooperation of ACCESS and its employees and representatives.

19. GRAMM-LEACH-BLILEY. COMPANY has advised ACCESS, and ACCESS acknowledges, that COMPANY is a financial institution regulated by the Office of Thrift Supervision (“OTS”), subject to the provisions of OTS Thrift Bulletin 82 (“Third Party Arrangements”). ACCESS understands that it is responsible for ensuring that all agents, employees, officers, directors, and affiliates of ACCESS comply with the terms of this Agreement, and agrees to enter into contractual provisions with all agents, employees, officers, directors, and affiliates of ACCESS providing services pursuant to this Agreement, that are consistent with and no less restrictive than the provisions of this Agreement. COMPANY shall have the right to review the books, records, policies and procedures of ACCESS relating to compliance with GLBA and conduct on-site inspections during reasonable business hours and with notice to ACCESS, to ensure compliance with the terms of this Section 19.

20. SECURITY AND AUDIT. ACCESS shall notify COMPANY of, and COMPANY shall have the right to approve, upon reasonable prior notice to ACCESS, any affiliate or third party contractor, prior to its engagement by ACCESS to perform Services hereunder, review the books, records, policies and procedures of ACCESS, its affiliates and any affiliate or third party contractors that perform services under this Agreement, and conduct on-site audits and inspections during reasonable business hours, and if necessary, at a mutually agreeable time, after business hours, to ensure that ACCESS, its affiliates and any third party contractor is in full compliance with the terms of this Agreement, and with all of COMPANY’s policies and procedures relating to the safeguarding of Confidential Information, including without limitation, those tasks described in Exhibit B. Any audit or inspection hereunder shall be subject to the following limitations: (i) use of any third party auditor that is a competitor of ACCESS shall be subject to ACCESS’ prior written approval, such approval not to be unreasonably withheld or delayed; (ii) all audit results and disclosed records shall be held as ACCESS’ Confidential Information (as hereinafter defined) and shall not be used for any purpose except to verify ACCESS’ compliance with the terms of this Agreement and the accuracy of invoices; and (iii) COMPANY or any auditor conducting any such audit or inspection shall at all times comply with any and all reasonable security and confidentiality guidelines and other policies of ACCESS with respect to the audit.

21. COMPLIANCE. Access agrees that COMPANY has the right to remove any Access employee(s) performing Services for the COMPANY at any time, at COMPANY’s sole discretion. Further, Access must perform a criminal background check on each Access employee prior to such employee performing Services, and Access will not allow any Access employee with any previous felony convictions, or any conviction involving fraud, embezzlement or moral turpitude, to perform any Services. Additionally, Access agrees to inform the COMPANY promptly of all incidents involving employee willful misconduct, including without limitation, fraud, or any incident which may otherwise cause disclosure of Customer Information which directly or indirectly impacts any Confidential Information or other information provided by the COMPANY in relation to the Services. COMPANY shall be apprised on any such incidents immediately upon discovery by Access, and from time to time thereafter during the time such incident is being investigated. Access will provide all relevant information discovered during the investigation of such incident from time to time during the investigation. Access shall provide updates on the status of any investigation upon request by the COMPANY.

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date set forth above.

E*Trade Financial Corporation “Company”	ACCESS WORLDWIDE COMMUNICATIONS, INC “ACCESS”

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date: